Exhibit 6.2

Amendment to Securities Purchase Agreement

This Amendment to Securities Purchase Agreement (the “Amendment”) is entered into as of November 5, 2025 (the “Effective Date”), by and between RMX Industries, Inc., a Nevada corporation (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, the Company and the Buyers entered into that certain Securities Purchase Agreement dated as of October 15, 2025 (the “Purchase Agreement”);

WHEREAS, the Purchase Agreement and the Schedule of Buyers attached thereto provide that the aggregate original principal amount of the Initial Notes shall not exceed $2,000,000 for the Initial Closing and the Schedule of Buyers further provides that the Initial Purchase Price for such Initial Notes shall be $1,940,000; and

WHEREAS, the Company and the Buyers desire to amend the Purchase Agreement to increase the aggregate original principal amount of the Initial Notes to $2,020,000 and the Initial Purchase Price to $1,959,400 and make corresponding decreases in the amounts for the Additional Notes.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Amendment to Purchase Agreement. As of the Effective Date, all references to $2,000,000 as it relates to the aggregate original principal amount of the Initial Notes in the Purchase Agreement and the Schedule of Buyers annexed thereto and all references to $1,940,000 as it relates to the Initial Purchase Price in the Schedule of Buyers, shall be replaced with $2,020,000 and $1,959,400, respectively, and corresponding decreases in the amounts for the Additional Notes shall be made, in each case, as reflected in the updated Schedule of Buyers attached hereto.

2.       Scope. Except as specifically provided herein, all terms and conditions of the Purchase Agreement remain in full force and effect, without waiver or modification.

3.       Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.  This Amendment and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

COMPANY:

RMX INDUSTRIES, INC.

By:
Name:
Title:

BUYER:

[●]

By:
Name:
Title:

[Signature Page to Amendment to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Address and Facsimile Number	Original Principal Amount of Initial Notes	Original Principal Amount of Second Notes	Maximum Original Principal Amount of Additional Notes at an Additional Closing	Maximum Original Principal Amount of Additional Notes at all Additional Closings	Initial Purchase Price	Second Purchase Price	Legal Representative’s Address and Facsimile Number

[●] (the “Lead Buyer”)	[●] Attention: E-Mail:	$2,020,000	$3,000,000	$44,980,000	$44,980,000	$1,959,400	$2,910,000	Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 Telephone: (212) 660-3060 Attention: David E. Danovitch, Esq. E-mail: ddanovitch@sullivanlaw.com
TOTAL		$2,020,000	$3,000,00	$44,980,000	$44,980,000	$1,959,400	$2,910,000

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